Exhibit 99.1

REDWOOD TRUST TO PRESENT AT THE 2019 KBW REAL ESTATE FINANCE & ASSET MANAGEMENT CONFERENCE

MILL VALLEY, CA – Thursday, May 23, 2019 – Redwood Trust, Inc. (NYSE: RWT), a leading innovator in housing credit investing, today announced that Dashiell Robinson, President, and Collin Cochrane, Chief Financial Officer, will present at the 2019 KBW Real Estate Finance & Asset Management Conference on Thursday, May 30, 2019.

Management will be participating in the following conference sessions:

•	Fireside Chat with Dashiell Robinson and Collin Cochrane at 8:00 am EDT/ 5:00 am PDT
•	Panel discussion on Non-QM Origination with Dashiell Robinson at 1:00 pm EDT/10 am PDT.

A link to the live webcasts of the presentations will be available through the Newsroom – Events section of our website, www.redwoodtrust.com. An archive of the webcasts will be available shortly after the respective presentations at the same location for 90 days.

About Redwood Trust

Redwood Trust, Inc. (NYSE: RWT) is a specialty finance company focused on making credit-sensitive investments in residential mortgages and related assets and engaging in mortgage banking activities. Our goal is to provide attractive returns to shareholders through a stable and growing stream of earnings and dividends, as well as through capital appreciation. Redwood Trust was established in 1994, is internally managed, and structured as a real estate investment trust ("REIT") for tax purposes. For more information about Redwood, please visit our website at www.redwoodtrust.com.

Contact

Lisa Hartman – SVP, Head of Investor Relations

phone: 866-269-4976

email: investorrelations@redwoodtrust.com